FOR IMMEDIATE RELEASE
CONTACT:
Randall E. Black
Chief Executive Officer and President
(570) 662-2121

CITIZENS FINANCIAL SERVICES, INC. HOLDS ANNUAL MEETING

Mansfield, Pennsylvania; April 23, 2020.  Citizens Financial Services, Inc. held its annual meeting on April 21, 2020 at First Citizens Community Bank’s Main Office, 15 South Main Street, Mansfield, Pennsylvania.
At the annual meeting, the following four Class 3 directors were elected to serve for three-year terms, and until their successors are elected and qualified: Randall E. Black, R. Lowell Coolidge, Rinaldo A. DeDePaola, and Mickey L. Jones.  The four Class 3 directors will serve until the April 2023 Annual Meeting.
The following corporate directors retained their positions but were not standing for election this year:  Robert W. Chappell, Roger C. Graham, Jr., E. Gene Kosa, R. Joseph Landy, Thomas E. Freeman, Christopher W. Kunes, David Z. Richards, Jr., and Alletta M. Schadler.
Additionally, shareholders voted to ratify the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditor for the Company for the fiscal year ending December 31, 2020.